EXHIBIT 10.1

SECOND AMENDMENT TO
MASTER LOAN AGREEMENT

THIS SECOND AMENDMENT TO MASTER LOAN AGREEMENT (this "Amendment") is dated as of September 28, 2012, and is executed by and between M-TRON INDUSTRIES, INC., a Delaware corporation and PIEZO TECHNOLOGY, INC., a Florida corporation, jointly and severally (hereinafter referred to as the "Borrower") and JPMORGAN CHASE BANK, N.A. ("Bank").
R E C I T A L S:
WHEREAS, Bank extended to Borrower facilities to finance the acquisition of certain assets and fund certain operating expenses through advances made under credit facilities including (i) a revolving line of credit in the amount of $4,000,000.00 (the "Revolving Loan"); (ii) commercial line of credit in the amount of $2,000,000.00; and (iii) term loan in the amount of $536,192.17; and
WHEREAS, the Revolving Loan was subject to the terms and conditions of that certain Master Loan Agreement between Borrower and Bank dated June 30, 2011 as amended by a First Amendment thereto dated June 28, 2012 (collectively, the "Existing Loan Agreement"); and
WHEREAS, Borrower has requested and Bank has agreed to renew the Revolving Loan and pursuant to such renewal, Borrower and Bank desire to hereby modify and amend the Existing Loan Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and conditions herein, Borrower and Bank agree as follows:
1.            Recitals and Terms
.  The foregoing Recitals are true and correct, and are incorporated herein by this reference.  Capitalized terms used and not defined herein shall have the meanings assigned thereto in the Existing Loan Agreement.
2.            Modifications
.
(a)            Section 3.13(c) of Article III of the Existing Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
(c)            Minimum Tangible Net Worth.  Upon the end of every fiscal quarter of Borrower during the term of the Loan, the Borrower's Minimum Tangible Net Worth shall not be less than the sum of $8,000,000.00.  For the purposes of the foregoing, "Minimum Tangible Net Worth " shall mean total assets less the sum of Intangible Assets and total liabilities.
"Intangible Assets" shall mean the aggregate amount of: (1) all assets classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, excess of costs over book value of assets acquired, and bond discount and underwriting expenses [and] (2) loans or advances to, investments in, or receivables from (i) Affiliates, officers, directors, employees or shareholders of the Borrower or (ii) any person or entity if such loan, advance, investment or receivable is outside the Borrower's normal course of business and (3) security deposits.
(b)            Section 4.1 of Article IV of the Existing Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
4.1          Advances/Borrowing Base for Loan A.  Upon the execution hereof and until the earlier of the Maturity Date or termination of this Agreement as provided herein, Borrower shall obtain and Bank shall make, pursuant to the terms and conditions set forth in this Agreement and in the Loan Documents, obtain Advances under the Note A by submitting directly to the Bank an Advance Request duly executed.  Borrower shall abide by the terms and procedures established by Bank.  Proceeds of Loan A shall be used solely for Borrower's working capital needs.  All Advances shall be limited as provided in the borrowing base and shall not exceed the Facility A Maximum Loan Amount.  The borrowing base shall be calculated monthly and shall comply with the following requirements:  The total amount available to be borrowed under Note A and this Loan Agreement shall not exceed eighty percent (80%) of Eligible Accounts from domestic account debtors plus fifty percent (50%) of Eligible Accounts from foreign account debtors plus fifty percent (50%) of Eligible Inventory.  Notwithstanding the foregoing, at no time in the calculation of the borrowing base shall fifty percent (50%) of Eligible Accounts from foreign account debtors exceed $150,000.00 and fifty percent (50%) of Eligible Inventory exceed $750,000.00.  If either calculation exceeds such stated maximum, then only such stated maximum shall be utilized for the calculation of the borrowing base.
3.            Reaffirmation of Representations and Warranties
. Borrower hereby reaffirms to Bank each of Borrower's representations and warranties, covenants and agreements set forth in the Existing Loan Agreement with the same force and effect as if each were fully restated herein and made as of the date hereof, and Borrower hereby certifies to Bank that no default or even to default has occurred or is presently occurring under the Existing Loan Agreement or the other loan documents executed in connection therewith.
4.            No Claims or Offsets
.  Borrower hereby acknowledges and certifies to Bank that, as of the date of this Amendment, there are not counterclaims, defenses or offsets whatsoever against Bank with respect to the Existing Loan Agreement, or with respect to the documents, instruments and agreements related to the Existing Loan Agreement or executed in connection therewith.
5.            No Other Changes
.  Except as otherwise set forth in this amendment, the Existing Loan Agreement shall remain unchanged in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized offices as of the day and year first above written.

BORROWER:

M-TRON INDUSTRIES, INC., a Delaware corporation

By: /s/ R. LaDuane Clifton
Name: R. LaDuane Clifton
Title: Chief Accounting Officer

(CORPORATE SEAL)

PIEZO TECHNOLOGY, INC., a Florida corporation

By: /s/ R. LaDuane Clifton
Name: R. LaDuane Clifton
Title: Chief Accounting Officer

(CORPORATE SEAL)

BANK:

JPMORGAN CHASE BANK, N.A.

By: /s/ Frank Cover, Jr.
Name: Frank Cover, Jr.
Title: Vice President